99.(12)(B)

                           Jungerman, Gilboa, Silber
                      Certified Public Accountants (Isr.)

April 19, 1999

Auditors' Report to the Shareholders of Liraz Systems Ltd.

We have audited the accompanying balance sheets of Liraz Systems Ltd. (the Company) as at December 31, 1998 and 1997 and the consolidated balance sheets of the Company and its subsidiaries as at such dates, and the related statements of income, shareholders' equity, and cash flows, for each of the three years, the last of which ended December 31, 1998. These financial statements are the responsibility of the Company's Board of Directors and of its Management. Our responsibility is to express an opinion on these financial statements based on our audits.

We did not audit the financial statements of certain subsidiaries, whose assets constitute 79.4% and 48.1% of the total consolidated assets as at December 31, 1998 and 1997 respectively, and whose revenues constitute 34%, 41.5% and 53.6% of the total consolidated revenues for the years ended December 31, 1998, 1997 and 1996, respectively. The financial statements of those subsidiaries were audited by other auditors whose reports thereon were furnished to us. Our opinion, insofar as it relates to amounts emanating from the financial statements of such subsidiaries, is based soley on the said reports of the other auditors.

We conducted our audits in accordance with generally accepted auditing standards, including standards prescribed by the Auditors Regulations (Manner of Auditor's Performance) 1973. Such standards require that we plan and perform the audit to obtain reasonable assurance that the financial statements are free of material misstatement, whether due to error or intentional misrepresentation. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the Board of Directors and by Management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The above mentioned financial statements were prepared on the basis of the historical cost convention, in historical values adjusted for the changes in the general purchasing power of the Israeli currency, in accordance with opinions of the Institute of Certified Public Accountants in Israel. Condensed data of the Company in nominal historical values, on the basis of which its adjusted financial statements were prepared, is presented in Note 35.

In our opinion, based on our audits and on the reports of the abovementioned other auditors, the financial statements referred to above present fairly, in all material respects, the financial position of the Company and the consolidated financial position of the Company and its subsidiaries as at December 31, 1998 and 1997 and the results of their operations, the changes in the shareholders' equity and their cash flows for each of the three years, the last of which ended December 31, 1998, in conformity with generally accepted accounting principles. Furthermore, these statements have, in our opinion, been prepared in accordance with the Securities Regulations (Preparation of Annual Financial Statements) 1993.

In the course of our audit of the financial statements for the year ended December 31, 1998, nothing came to our attention which would indicate the necessity for making any material modifications to the statement of shareholders' equity, in nominal historical values, in order for it to be in conformity with acounting principles generally accepted in Israel and in the U.S.

The detail of the changes required to be made on the statement of shareholders' equity, in nominal historical values, for the year ended December 31, 1997 and 1996, in order for them to be in conformity with accounting principles generally accepted in Israel and in the U.S., appear in Note 32 to the final statements of December 31, 1997,

Jungerman, Gilboa, Silber
Certified Public Accountants (Isr.)